Exhibit 99.1


Celgene/Pharmion Hart-Scott-Rodino (HSR) Thirty Day Waiting Period Expires

SUMMIT, N.J. & BOULDER, Colo.--(BUSINESS WIRE)--Celgene Corporation (NASDAQ:
CELG - News) and Pharmion Corporation (NASDAQ: PHRM - News) today jointly announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired without the United States Federal Trade Commission requesting additional information with regard to Celgene's pending acquisition of Pharmion.

The Companies anticipate that the transaction will close in April of 2008.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

About Pharmion

Pharmion Corporation is a leading global oncology company focused on acquiring, developing and commercializing innovative products for the treatment of hematology and oncology patients in the U.S., Europe and additional international markets. Pharmion has a number of products on the market including the world's first approved epigenetic drug, Vidaza(R), a DNA demethylating agent. For additional information about Pharmion, please visit the company's website at http://www.pharmion.com.

This press release contains certain forward-looking statements which are based on current expectations and involve a number of known and unknown risks, delays, uncertainties and other factors not under Celgene's or Pharmion's control, which may cause actual results, performance or achievements of Celgene or Pharmion to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in Celgene's or Pharmion's filings with the Securities and Exchange Commission such as Form 10-K, 10-Q and 8-K reports. Forward-looking statements speak only as of the date on which they are made, and neither Celgene nor Pharmion undertake any obligation to update publicly or revise any forward-looking statements.

Additional Information about the Transaction and Where to Find It

The press release shall not constitute an offer of any securities for sale. The acquisition will be submitted to Pharmion's stockholders for their consideration. In connection with the acquisition, Celgene and Pharmion intend to file relevant materials with the SEC, including the registration statement, the proxy statement/prospectus and other relevant documents concerning the merger. Investors and stockholders of Celgene and Pharmion are urged to read the registration statement, proxy statement/prospectus and other relevant documents filed with the SEC when they become


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available, as well as any amendments or supplements to the documents because they will contain important information about Celgene, Pharmion and the merger. Stockholders of Celgene and Pharmion can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by Celgene and Pharmion in connection with the announcement of the entry into the merger agreement, and any other relevant documents filed with the SEC when they become available. The proxy statement/prospectus, the registration statement and any other relevant materials (when they become available), and any other documents filed by Celgene and Pharmion with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Celgene Corporation, 86 Morris Ave., Summit, New Jersey 07901,
Attention: Investor Relations, or Pharmion Corporation, 2525 28th Street, Suite 200, Boulder, Colorado 80301, Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement/prospectus, the registration statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in Solicitations

Pharmion and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Pharmion in connection with the merger. Information regarding Pharmion's directors and executive officers is available in Pharmion's proxy statement on Schedule 14 A for its 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Contact:

Celgene Corporation
David Gryska, 908-673-9059
Sr. Vice President and
Chief Financial Officer
or
Brian P. Gill, 908-673-9530
Vice President
Corporate Communications
or
Pharmion Corporation
Breanna Burkart/Anna Sussman, 720-564-9150
Directors, Investor Relations and Corporate Communication